UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 1, 2007

ACORN FACTOR, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland Road, Montchanin, DE	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1708

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.	On October 1, 2007, Kevin P. Wren resigned from the Board of Directors of Acorn Factor, Inc., effective immediately.

2.
On October 4, 2007, the Board of Directors of Acorn Factor, Inc. appointed Joseph Musanti to serve as a director. Upon his appointment to the board, pursuant to the company’s 2006 Stock Option Plan For Non-Employee Directors, Mr. Musanti was granted options to purchase 25,000 shares of the company’s common stock at an exercise price of $4.47 per share (the fair market value on the date of grant), which options shall vest one third per year, the first third to vest one year following the date of grant, and be exercisable for seven years from the date of grant. A press release announcing Mr. Musanti’s appointment is attached to this Current Report as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

Exhibits

99.1	Press release of Acorn Factor, Inc., dated October 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of October 2007.

ACORN FACTOR, INC.

By:	/s/ Sheldon Krause
Name: Sheldon Krause
Title: Secretary and General Counsel